Exhibit 4

                                   AGREEMENT


Agreement  by and  between  DCP  Limited  (a  NEVADA  Limited  Liability  Corp.)
(hereinafter sometimes referred to as "Seller") and Make Your Move, Inc. (hereinafter sometimes referred to as "Buyer").

WHEREAS, the management of Seller and Buyer deem it advisable for the mutual benefit of Seller and Buyer and their respective shareholders that the Asset Purchase Agreement between the parties dated and effective June 30, 2001 is hereby rescinded and void.

It is mutually agreed that no purchase took place and all parties are returned to their position before the agreement was entered into.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the 30th day of June, 2001.

                                  BUYER:  Make Your Move, Inc.



                                   By: /s/ Henry L. Rolling
                                   -----------------------------
                                   Henry L. Rolling, President


                                   SELLER:  DCP Limited

                                   By: /s/ Henry Rolling
                                   -----------------------------
                                   Henry Rolling, Majority Member


/s/ Rick Gillespie
-----------------------
Rick Gillespie


/s/ Luther Mack                               /s/ Leslie O'Neal
-----------------------                       ------------------------
Luther Mack                                   Leslie O'Neal



/s/ Henry L. Rolling                          /s/ Kristin Rolling
-----------------------                       ------------------------
Henry L. Rolling                              Kristin Rolling


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